Exhibit 10.13.2

GUARANTY OF RECOURSE OBLIGATIONS

THIS GUARANTY OF RECOURSE OBLIGATIONS (this "Guaranty"), dated as of August 14, 2024, is made by EQT EXETER REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (whether one or more collectively referred to as "Guarantor"), for the benefit of NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (together with its successors and assigns, "Lender").

RECITALS

A.            EQRT 3327 Harrisburg, L.P., a Delaware limited partnership ("Borrower") have become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the "Loan") pursuant to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement;

B.             Guarantor is the owner, indirectly, of the beneficial interest in Borrower, and the making of the Loan to Borrower is of substantial benefit to Guarantor; and

C.             Lender is not willing to make the Loan to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined).

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

Section 1.1        Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of Guarantor's rights, powers, duties or obligations hereunder. Each Person constituting Guarantor hereunder shall have joint and several liability for the Guaranteed Obligations.

Section 1.2        Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, acceleration of maturity, or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

Section 1.3        Definition of Guaranteed Obligations. As used herein, the term "Guaranteed Obligations" means (i) the Recourse Liabilities, (ii) upon the occurrence of a Full Recourse Event, the full amount of the Indebtedness, (iii) the Wetlands Obligations and (iv) the Payment Obligation.

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As used herein, the term "Recourse Liabilities" means the extent of any Losses incurred by Lender arising out of, relating to or in connection with any Default or Event of Default under Section 5.19 of the Loan Agreement (and for the avoidance of doubt, this clause in no way limits any Full Recourse Event).

As used herein, the term "Full Recourse Event" means the occurrence of any one or more of the following:

(a)      in the event that (i) any petition for bankruptcy or reorganization pursuant to federal bankruptcy law, or any similar federal or state law, shall be voluntarily filed by, consented to or acquiesced in by Borrower or any Guarantor and/or if any proceeding for the dissolution, liquidation or receivership of Borrower or any Guarantor shall be instituted by Borrower or any Guarantor (except to the extent requested or directed by Lender) and/or (ii) Borrower or any Guarantor shall be the subject of any petition or proceeding for an involuntary bankruptcy or reorganization pursuant to federal bankruptcy law, or any similar federal or state law and/or the subject of any liquidation, dissolution, receivership or other similar proceeding (except to the extent requested or directed by Lender), in which Borrower or any Guarantor or any Affiliate of such parties colludes with, or otherwise affirmatively assists, the petitioning party or solicits or causes to be solicited petitioning creditors (and such case, liquidation, dissolution or receivership (as applicable) is not dismissed or rescinded (as applicable) within ninety (90) days;

(b)      the Security Instrument or any of the other Loan Documents are deemed fraudulent conveyances or preferences or are otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the United States Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statutes or similar laws;

(c)      the substantive consolidation of Borrower with any other Person.

As used herein, the term "Wetlands Obligations" means the extent of any losses, costs or damages incurred by Lender arising out of, relating to or in connection with a Default or Event of Default under Section 5.21 of the Loan Agreement.

As used herein, the term “Payment Obligation” means payment of all monthly debt service required to be paid, through October 1, 2024, under Sections 2(a) and 2(b) of the Note.

Section 1.4        Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

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Section 1.5        Payment by Guarantor. Guarantor shall within thirty (30) days following written demand by Lender, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to Lender at Lender's address as set forth in the Loan Agreement or as otherwise instructed by Lender. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.6        No Duty to Pursue Others. Lender shall not be required (and Guarantor hereby knowingly, freely, irrevocably and unconditionally waives any rights Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first (i) to institute suit or otherwise exhaust its remedies against Borrower or any other Persons liable on the Loan or the Guaranteed Obligations, or against any other Person, (ii) to enforce Lender's rights against any collateral given to secure the Loan, (iii) to enforce Lender's rights against any other guarantors of the Guaranteed Obligations, (iv) to join Borrower or any other Persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) to exhaust any available remedies against any collateral given to secure the Loan, or (vi) to resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or to take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.7        Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby knowingly, freely, irrevocably, and unconditionally waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment, modification, replacement or extension of any Loan Document, (iv) the execution and delivery by Borrower and/or Lender of any other agreements, promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) any Event of Default, (vi) Lender's transfer, participation, componentization or other disposition of the Guaranteed Obligations, or any part thereof to the extent permitted by the Loan Documents, (vii) sale or foreclosure (or posting or advertising therefor) of any collateral for the Guaranteed Obligations or (viii) protest, presentment, intention to accelerate the maturity, acceleration of the maturity, or proof of non-payment or default by Borrower. In addition, and without limiting any other waivers or provisions set forth in this Guaranty, Guarantor hereby knowingly, freely, irrevocably and unconditionally waives and relinquishes all rights, remedies and defenses accorded by applicable law to guarantors and sureties and agrees not to assert or to otherwise take advantage of any such rights, remedies or defenses. Without limiting the generality of the foregoing or of any other waivers or provisions set forth in this Guaranty, Guarantor hereby knowingly, freely, irrevocably and unconditionally waives and relinquishes (A) any defense arising because of an election made by Lender under Federal Bankruptcy Code ("FBC") Section 1111(b)(2) or based on any borrowing or grant of a security interest under FBC Section 364, (B) the defense of statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any of Borrower's obligations under the Loan Documents, and (C) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons, or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person or persons. Notwithstanding the foregoing, Guarantor does not waive any rights or defenses arising from or based upon an intentional and willful breach by Lender of its obligations under this Guaranty or any of the other Loan Documents.

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Section 1.8        Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty, Guarantor shall, within thirty (30) days following written demand by Lender, pay Lender any and all actual, out-of-pocket costs and expenses (including court costs and attorneys' fees and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder whether or not litigation is actually commenced. Any such amounts not paid to Lender within said thirty (30) day period shall bear interest at the Default Rate from the date incurred until the date such amounts are paid. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

Section 1.9        Effect of Bankruptcy. If pursuant to any Insolvency Action concerning Borrower or Guarantor or any of their Affiliates, Lender must rescind, restore or return any payment or any part thereof received by Lender in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. Guarantor acknowledges that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of same and then only to the extent of such performance. In addition, if at any time any payment of principal, interest or any other amount payable by Borrower under any Loan Document, is rescinded or must be restored or returned pursuant to an Insolvency Action concerning Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be fully reinstated as though such payment has been due but not made.

Section 1.10      Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Indebtedness is paid in full. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law.

Section 1.11      Borrower. The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any divisional merger, merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Borrower or any interest in Borrower or the Loan. Nothing set forth herein, however, shall constitute a consent by Lender to any divisional merger, merger, reorganization, sale, transfer, devise, gift, or bequest of Borrower or any interest in Borrower, nor shall anything set forth herein diminish or affect in any manner whatsoever, any of the obligations or liabilities of Borrower under the Loan Documents.

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ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING

GUARANTOR'S OBLIGATIONS

Section 2.1        Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:

(a)       Modifications, Releases, Etc. Any (i) renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Loan Document, or any other document or agreement between Borrower and/or Guarantor and Lender pertaining to the Guaranteed Obligations (including, without limitation, any sale, assignment, or negotiation of the Note); (ii) adjustment, indulgence, forbearance or compromise that might be extended, granted or given by Lender to Borrower or Guarantor; (iii) full or partial release of the liability of Borrower, Guarantor, or any other Person, with respect to the Guaranteed Obligations; (iv) taking or accepting of any other security, collateral or guaranty of payment for all or any part of the Guaranteed Obligations; or (v) release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(b)       Condition of Borrower or Guarantor. The existence of an Insolvency Action concerning Borrower, Guarantor or any other party liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor, or any divisional merger, merger, consolidation, or reorganization of Borrower or Guarantor into or with any other Person.

(c)       Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Loan Document, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) any Loan Document has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

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(d)      Care and Diligence. The failure of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(e)      Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund or remit any such payment or amount to Borrower or any other Person.

(f)       Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1        Representations and Warranties. To induce Lender to enter into the Loan Documents and to make the Loan, Guarantor represents and warrants to Lender that: (a) Guarantor will receive a direct or indirect benefit from the making of the Loan to Borrower; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and any and all collateral intended to be given as security for the payment of the Indebtedness; (c) as of the date hereof, after giving effect to this Guaranty, Guarantor is solvent; (d) to Guarantor's knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default (or which with notice, or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (e) to Guarantor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other Person is required in connection with this Guaranty; (f) this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights, (g) as of the date hereof, Guarantor has filed all tax returns which are required to be filed by it (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received, (h) the financial statements and other information pertaining to Guarantor submitted to Lender are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading, (i) as of the date hereof, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened which involves a risk of any material judgment or liability which if adversely determined, would have a Material Adverse Effect upon Guarantor's ability to perform under this Guaranty, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor which has a Material Adverse Effect upon Guarantor's ability to perform under this Guaranty, (j) neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty and (k) the representations in Section 4.19 of the Loan Agreement are true and correct.

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Section 3.2        Additional Provisions. Without limiting anything set forth in Section 3.1 above, Guarantor hereby represents, warrants, covenants and agrees as follows:

(a)      Guarantor (i) is duly organized and validly existing in good standing under the laws of the state of its formation, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party.

(b)      The execution and delivery by Guarantor of this Guaranty and any other Loan Document to which it is a party, and Guarantor's performance of its obligations thereunder (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable Legal Requirements, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture or agreement or instrument. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor.

(c)      At all times until the Guaranteed Obligations have been fully satisfied, Guarantor shall maintain (i) a Tangible Net Worth (as defined below) in excess of $85,000,000.00 and (ii) Liquid Assets (as defined below) having a market value in excess of $2,000,000.00.

As used herein, "Tangible Net Worth" means, as of a given date, Guarantor's equity as determined by Lender (based on financial statements delivered to Lender pursuant to Section 5.5 of the Loan Agreement) by subtracting total liabilities of Guarantor from total tangible assets of Guarantor, which tangible assets shall include uncalled capital commitments of each partner of Guarantor (provided that such capital is available to be drawn to satisfy Guarantor's obligations on an unrestricted basis, and (a) such capital cannot be otherwise called to retire (i) then current outstanding amounts under any subscription credit facility or (ii) any other obligations and (b) said investor is not in default under Guarantor's organizational documents or other agreement relating to the making of its capital contribution or subject to a bankruptcy proceeding).

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As used herein, "Liquid Assets" means assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market and the uncalled capital commitments of each partner of Guarantor (provided that such capital is available to be drawn to satisfy Guarantor's obligations on an unrestricted basis, and (a) such capital cannot be otherwise called to retire (i) then current outstanding amounts under any subscription credit facility or (ii) any other obligations and (b) said investor is not in default under Guarantor's organizational documents or other agreement relating to the making of its capital contribution or subject to a bankruptcy proceeding).

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1        Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or any portion of the Guaranteed Obligations. Without limiting the provisions of Section 1.10, Guarantor hereby subordinates its rights to receive any payment from Borrower on account of any Guarantor Claims to the full and indefeasible payment of the Indebtedness payable to Lender. Following the occurrence of an Event of Default, Guarantor shall not demand, receive or collect, directly or indirectly, from Borrower or any other party, and shall not claim any offset or other reduction of Guarantor's obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until the Indebtedness is indefeasibly paid in full and no longer subject to disgorgement under any applicable state or federal creditor rights or bankruptcy laws.

Section 4.2        Claims in Bankruptcy. In the event of an Insolvency Action involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Lender.

Section 4.3        Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Lender, and Guarantor hereby covenants and agrees promptly to pay the same to Lender.

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Section 4.4        Liens Subordinate; Standstill. Guarantor acknowledges and agrees that any liens, security interests, judgment liens, charges or other encumbrances that Guarantor may have upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Guarantor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

Section 4.5        Guarantor's Claims Against Borrower. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

ARTICLE V

MISCELLANEOUS

Section 5.1        Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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Section 5.2        Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in Section 12.6 of the Loan Agreement; provided, however, that notices to Guarantor shall be addressed to:

c/o EQT Exeter Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19087 Attention: Brian L. Ford
with a courtesy copy to:	Kleinbard LLC 1717 Arch Street, 5th Floor Philadelphia, PA 19103 Attention: Kelly Anne Donohoe

A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; provided however, no notice to Lender shall be deemed given and effective pursuant to the foregoing clauses (a), (b) and (c) unless a copy of such notice was also sent to Lender at Lender's specified email address or at such other email address of which Lender may hereafter notify Borrower of in writing. Notice for any party may be given by its respective counsel. Additionally, notice from Lender may also be given by Lender's servicer and Lender hereby acknowledges and agrees that Guarantor shall be entitled to rely on any notice given by Lender's servicer as if it had been sent by Lender. Guarantor acknowledges and agrees that the failure to provide a courtesy copy of any notice hereunder shall not void the effectiveness of such notice to Guarantor.

Section 5.3        Governing Law; Submission to Jurisdiction.

(a)       This Guaranty shall be governed in accordance with the terms and provisions of Section 12.3 of the Loan Agreement.

(b)       Each of Guarantor and Lender hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action or proceeding arising with respect to this Guaranty and waives all objections which it may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Lender from bringing actions against Guarantor in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents, including (but not limited to) this Guaranty.

Section 5.4        Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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Section 5.5        Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

Section 5.6        Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.7        Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.8        Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.9        Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.10      Entire Agreement. This Guaranty and the other Loan Documents embody the final, entire agreement of Guarantor and Lender with respect to Guarantor's guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Lender as a final and complete expression of the terms of this Guaranty, and no course of dealing between Guarantor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Lender with respect to the subject matter hereof.

GUARANTY OF RECOURSE OBLIGATIONS	11	Loan No. 374-1407

Section 5.11      Waiver of Right to Trial by Jury. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH, AND SUCH CLAIM, COUNTERCLAIM OR ACTION SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.

Section 5.12      Other Waivers. Reserved.

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GUARANTY OF RECOURSE OBLIGATIONS	12	Loan No. 374-1407

Signature Page to Guaranty of Recourse Obligations

IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.

GUARANTOR:

EQT EXETER REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation, its sole General Partner

	By:	/s/ J. Peter Lloyd
	Name:	J. Peter Lloyd
	Title:	Chief Financial Officer

GUARANTY OF RECOURSE OBLIGATIONS	Loan No. 374-1407